SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _________________


                                    Form 8-K

                                 Current Report



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                               September 16, 1997
                                (Date of Report)





                                  NITCHES, INC.
             (Exact Name of Registrant as Specified in its Charter)


                           Commission File No. 0-13851


                                   California
                          (State or Other Jurisdiction
                                of Incorporation)
                                   95-2848021
                        (IRS Employer Identification No.)
                              10280 Camino Santa Fe
                           San Diego, California 92121
                    (Address of Principal Executive Offices)


                                 (619) 625-2633
                          (Registrant's Telephone No.)

Item 5.  Other Events

     The Company announced today that it is extending its tender offer to purchase up to 1,000,000 shares of common stock at $4.00 per share until 5:00 p.m. Eastern Daylight Time, on Friday, October 2, 1998. The essential terms of the transaction are described in the Company's press release which is incorporated by reference.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 16, 1998                   NITCHES, INC.



                                             By:/s/ Steven P. Wyandt
                                                -------------------------------
                                                Steven P. Wyandt, President

                                   Exhibit 2.1

                              FOR IMMEDIATE RELEASE




SUBJECT: Expiration Date for Tender Offer extended to 5:00 p.m., Eastern Daylight Time, October 2, 1998.


CONTACT:     Steven P. Wyandt (619) 625-2633



          SAN DIEGO, CALIFORNIA,  SEPTEMBER 15, 1998 -- Nitches, Inc. (NASDAQ --
          NICH) announced today that it has extended the expiration date of its recent tender offer for its shares until 5:00 p.m., Eastern Daylight Time, October 2, 1998. The original Offer to Purchase up to 1,000,000 shares of outstanding common stock for a cash price $4.00 per share was to expire at 5:00 p.m. Eastern Daylight Time, September 16, 1998. All other terms and conditions to the tender offer remain unchanged.

          Additional information may be obtained from the information agent for the offer, D.F. King & Co., Inc. at (800) 347-4750.